SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 19, 2012

Date of Report (Date of earliest event reported)

UNITED SECURITY BANCSHARES

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

000-32897	91-2112732
(Commission	(IRS Employer
File Number)	Identification No.)

2126 Inyo Street, Fresno, CA	93721
(Address of Principal Executive Office)	(Zip Code)

559-248-4943

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On October 19, 2012, United Security Bancshares, a California corporation (the “Company”) entered into certain subscription agreements and/or exchange agreements (the “Subscription Agreements” and “Exchange Agreements”) separately with 10 Directors of the Company, for the private placement of 134,761 newly issued shares of the Company’s no par common stock for total proceeds of $382,044. The total proceeds is comprised of $295,170 in cash subscription proceeds for 104,116 newly issued shares of common stock , and cancellation of $86,874 of principal amounts on notes payable to Directors in exchange of 30,645 newly issued common shares. The notes payable to Directors that were exchanged for newly issued shares of common stock of the Company were one-year notes totaling $86,874 in principal amount and accrued interest, with an annual interest rate of 6%. The proceeds from the stock subscription will be used to fund ongoing operations of the Company.

Pursuant to the Subscription and Exchange Agreements, the price of the newly issued stock was based upon a price of $2.835 per share which was the average of the high and low price of the Company’s stock (UBFO) that traded on October 18, 2012. The following table summarizes the total number of shares issued and the principal amounts of notes exchanged, if any related to each Director.

	Exchange	Subscription	Total
	Shares	Shares	Shares Issued
Robert G. Bitter, Pharm. D.	2,043	2,116	4,159
Stanley J. Cavalla	2,043	0	2,043
Tom Ellithorpe	2,043	0	2,043
R. Todd Henry	4,086	10,000	14,086
Ronnie D. Miller	2,043	2,000	4,043
Robert M. Mochizuki	2,043	30,000	32,043
Walter Reinhard	8,172	10,000	18,172
Dennis R. Woods	4,086	10,000	14,086
Michael T. Woolf, D.D.S.	4,086	40,000	44,086
Total	30,645	104,116	134,761

	Exchange	Subscription	Total
	Amount	Proceeds	Proceeds
Robert G. Bitter, Pharm. D.	$5,792	$6,000	$11,792
Stanley J. Cavalla	5,792	0	5,792
Tom Ellithorpe	5,792	0	5,792
R. Todd Henry	11,583	28,350	39,933
Ronnie D. Miller	5,792	5,670	11,462
Robert M. Mochizuki	5,792	85,050	90,842
Walter Reinhard	23,165	28,350	51,515
Dennis R. Woods	11,583	28,350	39,933
Michael T. Woolf, D.D.S.	11,583	113,400	124,983
Total	$86,874	$295,170	$382,044

On October 19, 2012, pursuant to the Subscription and Exchange Agreements described above, the Company completed the sale of 134,761 shares of newly issued common stock to the Directors for gross proceeds of $382,044.  The issuance of the common stock was not subject to any underwriting discounts or commissions.

The newly issued common shares will not be registered under the Securities Act of 1933, as amended (the “Act”), in reliance on an exemption from registration under Section 4(2) of the Act, and Rule 506 promulgated thereunder, based on the fact that all of the Directors are “accredited investors,” as such term is defined in Rule 501 of Regulation D.

The foregoing description of the Subscription Agreements and the Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement and the Exchange Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT #

10.1	Form of Subscription Agreement, dated as of October 19, 2012, by and between the Company and certain Directors.
10.2	Form of Exchange Agreement issued on October 19, 2012 between the Company and certain Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

United Security Bancshares

Date: October 25, 2012	By: /s/ Richard Shupe

Senior Vice President &
Chief Financial Officer